UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2016

CORENERGY INFRASTRUCTURE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO 64106
(Address of principal executive office, including zip code)

(816) 875-3705
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously reported on June 30, 2015 that the Company’s wholly-owned subsidiary, Grand Isle Corridor, LP (“Grand Isle Corridor”) entered into an 11-year triple-net lease (the “Lease”) with Energy XXI GIGS Services, LLC (the “Tenant”), an indirect wholly-owned subsidiary of Energy XXI Ltd (“EXXI”), relating to the use of the real and personal property constituting a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities on Grand Isle, Louisiana.  EXXI is the guarantor of the obligations of the Tenant under the Lease.

EXXI and substantially all of its directly and indirectly owned subsidiaries (the “EXXI Debtor Group”) filed for protection under Chapter 11 of the Bankruptcy Code on April 14, 2016.  Although the Tenant is not a member of the EXXI Debtor Group, the EXXI Debtor Group bankruptcy filing and failure to comply with its Material Debt (as defined in the Lease) instruments would have resulted in certain defaults under the Lease.  However, to facilitate post-filing financing arrangements between the EXXI Debtor Group and its lenders, Grand Isle Corridor entered into a conditional waiver with the Tenant, dated as of April 13, 2016 (the “Waiver”), whereby Grand Isle Corridor waived its right to exercise its remedies under the Lease for such defaults, except its ability to exercise observer rights as detailed in the Lease.  The Waiver will terminate if any of the following occurs: (i) dismissal of the EXXI Debtor Group bankruptcy filing, (ii) conversion of the pending Chapter 11 bankruptcy case to a Chapter 7 bankruptcy case or other liquidation proceeding, (iii) relief from the automatic stay or other relief which allows the creditors of the Material Debt to take action to enforce such Material Debt against EXXI or its property, or (iv) a Tenant Event of Default (as defined in the Lease) under the Lease other than arising out of the specified defaults.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the complete agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 14, 2016, the Company issued a press release responding to the recent EXXI Chapter 11 announcement.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference and constitutes part of this report.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
10.1	Waiver to Lease, dated April 13, 2016, by and between Grand Isle Corridor, LP and Energy XXI GIGS Services, LLC

99.1	Press Release – CorEnergy Responds to EXXI Chapter 11 Announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: April 14, 2016	By:	/s/	David J. Schulte
David J. Schulte
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Waiver to Lease, dated April 13, 2016, by and between Grand Isle Corridor, LP and Energy XXI GIGS Services, LLC

99.1	Press Release – CorEnergy Responds to EXXI Chapter 11 Announcement